                                                                      EXHIBIT 12


            Evenflo & Spalding Holdings Corporation and Subsidiaries
                       Ratio of Earnings to Fixed Charges
           Years Ended September 30, 1997, 1996, 1995, 1994, and 1993


                                                    1997          1996           1995          1994          1993
                                                    ----          ----           ----          ----          ----
Earnings:

Earnings (loss) before income taxes               $(38,535)      (12,380)       19,681        29,961         42,039

Interest expense                                    71,326        37,718        38,108        17,073          8,913

Rent expense                                         2,912         1,994         1,692         1,591          1,387
                                                   -------       -------        ------        ------         ------
                                                   $35,703        27,332        59,481        48,625         52,339
                                                   =======       =======        ======        ======         ======


Fixed Charges:

Interest expense                                   $71,326        37,718        38,108        17,073          8,913

Rent expense                                         2,912         1,994         1,692         1,591          1,387
                                                   -------       -------        ------        ------         ------
                                                   $74,238        39,712        39,800        18,664         10,300
                                                   =======       =======        ======        ======         ======


Ratio of earnings to fixed charges                       -             -          1.49          2.61           5.08
                                                   =======       =======        ======        ======         ======

Deficiency of earnings to fixed charges            $38,535        12,380
                                                   =======       =======